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                                                                      EXHIBIT 10

                               FIRST AMENDMENT TO
                         CONSULTING SERVICES AGREEMENT


     This First Amendment to Consulting Services Agreement (the "Amendment") is made this 3rd day of November, 1997, by Progressive Food Concepts, Inc., a Delaware corporation formerly known as "HFMI Acquisition Corporation" ("PFCI"), Harry's Farmers Market, Inc., a Georgia corporation ("HFMI"), and Harry Blazer, an individual ("HB").


                                    Recitals
                                    --------

A. Pursuant to a series of transactions between PFCI and HFMI on January 31, 1997, including, without limitation, the transaction described in that certain Acquisition Agreement, dated January 31, 1997, HFMI acquired and now owns 712.3746 shares of common stock, having a par value of $0.01 per share, of PFCI (the "Shares").

B. Pursuant to the Acquisition Agreement, HFMI acquired certain rights against dilution of its interests by requiring PFCI, under certain circumstances, to issue additional shares of common stock to HFMI.

C. HFMI, PFCI and HB entered into that certain Consulting Services Agreement (the "Consulting Services Agreement") pursuant to which the parties agreed to provide certain consulting services to each other as described therein.

D. HFMI has agreed to sell to PFCI, and PFCI has agreed to redeem from HFMI, all of the Shares (the "Redemption") for, among other things, an amendment to the Consulting Services Agreement as described herein.

                                   Agreement
                                   ---------

     For and in consideration of the foregoing Recitals, which are incorporated herein, the mutual covenants expressed below, and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 4 of the Consulting Services Agreement is hereby deleted and replaced, in its entirety, with the following:

     4. HB Services. Consultant will make HB available to Newco not less than 40 hours (in the aggregate and on a non-cumulative basis) per calendar month through the third anniversary hereof and not less than 10 hours (in the aggregate and on a non-cumulative basis) per calendar month throughout the remainder of the term of this Agreement to assist Consultant in meeting its obligations to Newco under this Agreement; provided, however, that in the event Newco assigns this agreement to a competitor, HB shall have no obligation to consult with the

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     competitor, unless Saad Nadhir is personally involved in the management of the competitor or is a significant shareholder therein.

2. Section 6 of the Consulting Services Agreement is hereby deleted and replaced, in its entirety, with the following:

     Newco will make available, during the term of the Agreement, information and know-how it acquires pursuant to Section 3 of this Agreement; provided, however, that Newco shall not be obligated to provide access to any information pertaining to the Boston Market(R) system except as it relates directly to the information and know-how described in Section 3 hereof. Such information and know-how will include any successfully created business model regarding the Facilities and the Business. Newco will consult with Consultant and HB not less than 40 hours (in the aggregate and on a non-cumulative basis) per calendar month through the third anniversary hereof and not less than 10 hours (in the aggregate and on a non-cumulative basis) per calendar month and throughout the remainder of the term of this Agreement in order to discharge its obligations under this Section 6. Newco will bear its own costs in rendering such consulting services to Consultant and HB.

3. Section 9 of the Consulting Services Agreement is hereby deleted and replaced, in its entirety, with the following:

     9. Restrictive Covenant. Commencing on the date hereof and continuing until the sixth anniversary of the date hereof (i.e., January 31, 2003), Consultant and HB agree not to own, manage, operate, control, be employed by, provide consulting services to, participate in, or be connected in any manner with the ownership, management, operation, or control of any entity that:

          (a) owns or operates within the United States megastores, supermarkets, or other retail or convenience stores specializing in the following:

               (x) perishable food products, including, by way of example and not by limitation, fresh fruits and vegetables or fresh meats, poultry and seafood; fresh bakery goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; and deli, cheese and dairy products; and/or

               (y) specialty, hard-to-find, and gourmet nonperishable food products, kitchen-oriented housewares, floral items, grocery items, natural health and beauty aids, wines, and imported and domestic beers; or

          (b) owns or operates outside the Restricted Area (as defined below) a business which is in a line of business the same or similar to any line of

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          business that is then owned, managed, operated, controlled or otherwise engaged in by Newco and with respect to which Consultant is or has services hereunder. Restricted Area shall mean:

               (x) from January 31, 1997 through November 3, 1999, that area outside the States of Georgia and Alabama; and

               (y) from November 3, 1999 and thereafter, that area outside the States of Georgia, Alabama, Tennessee, South Carolina and North Carolina;

     provided, however the foregoing shall not (A) prevent Consultant from operating its current businesses within the States of Georgia and Alabama,
     (B) prevent HB from owning, controlling and being employed by Consultant,
     (C) prevent Consultant or HB from providing services to Newco as contemplated by this Agreement, (D) prevent Consultant or HB from participating as an investor, officer or director in any business venture not covered by the foregoing applicable restrictions, or (E) prevent Consultant or HB from investing so as to hold less than 2% of the outstanding shares of any company which is a "reporting company" under the Securities Exchange Act of 1934, as amended. It is the intention of the parties that this Section be interpreted so as to be valid under applicable law and, if required for validity, any court or applicable tribunal may reduce or alter the geographic scope and duration of this Section, by substitution of words or otherwise, so as to create the broadest permissible protection to Newco.

4. The Consulting Agreement is further supplemented and amended by adding a new section immediately following Section 21 to read as follows:

          22. Personal Obligations. The obligations and responsibilities set forth in this Agreement are personal obligations and may not be assigned or transferred by the obligor without the prior written consent of the obligee, which consent may be withheld by obligee in its sole discretion; provided, however, that the obligations of Newco may be assigned by it to its parent in the event of and in connection with any merger of Newco into such parent.

5. The Consulting Services Agreement shall be amended only as described in the above particulars. All capitalized terms used herein, but not defined, shall have the meanings ascribed to them in the Consulting Services Agreement.

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     IN WITNESS WHEREOF, the parties have caused this First Amendment to
Consulting Services Agreement to be executed as of the day and date shown above.


                              HARRY'S FARMERS MARKET, INC.



                              By:  /s/ Harry A. Blazer
                                   -------------------
                              Its: President and Chief Executive Officer




                              /s/ Harry A. Blazer
                              -------------------
                              HARRY A. BLAZER, individually




                              PROGRESSIVE FOOD CONCEPTS, INC.



                              By:  /s/ Michael R. Daigle
                                   ---------------------
                              Its: Vice President

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